As filed with the Securities and Exchange Commission on March 15, 2018

Registration No. 333-217513

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to:
Form S-1 Registration Statement No. 333-217513

UNDER
THE SECURITIES ACT OF 1933

APPLIED ENERGETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0262908
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2480 W Ruthrauff Road, Suite 140Q
Tucson, AZ 85705
(520) 628-7415
 (Address, including zip code, of principal executive offices)

Thomas C. Dearmin
2480 W Ruthrauff Road, Suite 140Q
Tucson, AZ 85705
(949) 842-2844
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

Applied Energetics, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-217513), declared effective by the SEC on November 13, 2017 (the “Registration Statement”) to deregister, pursuant to the undertaking contained in the Registration Statement as required by Item 512(a)(3) of Regulation S-K, all of the unsold shares of the Company’s common stock, par value $0.001 per share, originally registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on March 15, 2018.

APPLIED ENERGETICS, INC.

By:	/s/ Thomas C. Dearmin
Name:	Thomas C. Dearmin
Title:	Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 15, 2018.

	Signature	Title

By:	/s/ Thomas C. Dearmin	Acting Chief Executive Officer
	Thomas C. Dearmin	(Principal Executive Officer)

By:	/s/ Bradford T. Adamczyk	Director
Bradford T. Adamczyk

By:	/s/ Jonathan R. Barcklow	Director
Jonathan R. Barcklow

By:	/s/ Thomas C. Dearmin	Director
Thomas C. Dearmin